Exhibit 99.1

CONTACT INFORMATION:
INVESTORS and MEDIA:
Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Inc. Reports 2009 Second Quarter Financial Results
Full-Year 2009 Revenue and Earnings Guidance Increased
Constant Currency Second Quarter Net Product Sales Increase 12% to $109.1 million

GAAP Profitability Achieved

Operating Cash Flow of $20.0 million for the Second Quarter
PLYMOUTH, Minn. — July 28, 2009 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal second quarter and increased financial guidance for 2009. Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found immediately following the detail of net sales by geography later in this release.
ev3’s net sales totaled $109.1 million in the second quarter of 2009 versus $107.7 million in the same quarter of the prior year. Second quarter of 2008 net sales included $6.2 million of research collaboration revenues from our former agreement with Merck, which was terminated on July 22, 2008. Second quarter of 2009 net product sales of $109.1 million increased approximately 7% versus the prior year product sales. Excluding approximately $4.5 million of negative impact due to foreign currency exchange rates, net product sales increased 12% versus the prior year quarter.
ev3’s GAAP net income for the second quarter of 2009 was $24.0 million, including a tax benefit of $19.0 million resulting from the purchase accounting for the acquisition of Chestnut Medical Technologies, Inc., compared to a net loss of $(27.4) million in the second quarter of 2008. ev3’s net earnings per common share for the second quarter of 2009 was $0.23 including $0.18 of tax benefit compared to a net loss of $(0.26) per share in the second quarter of 2008. Without the one-time effect of the tax benefit, net earnings per share would have been $0.05. These results include approximately $1.1 million of one-time transaction expenses associated with the Chestnut acquisition.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “We achieved another quarter of solid top line growth, and for the first time in the company’s history, we achieved GAAP profitability driven by another significant improvement in our gross margin and continued expense leverage. These results reflect the significant strides the company has made in the first half of 2009 in achieving sales growth across our neurovascular and peripheral vascular segments and expanding our international business. Notably, our atherectomy net sales increased by approximately 21% during the second quarter from the first quarter of 2009 driven by the restructuring activities and strategic programs implemented earlier in the year to improve our U.S. peripheral vascular sales force execution and productivity.”

For the second quarter of 2009, ev3’s non-GAAP adjusted net income was $14.6 million, or $0.14 per diluted share, compared to an adjusted net loss of $(5.1) million, or $(0.05) per diluted share, in the second quarter of 2008. Non-GAAP adjusted net income and adjusted net earnings per share for the second quarter of 2009 excludes non-cash amortization expense of $5.8 million, non-cash stock-based compensation of $3.6 million, accounting charges resulting from the change in fair value of the future contingent consideration associated with the Chestnut acquisition of approximately $200,000, and a tax benefit of $19.0 million resulting from the purchase accounting for the acquisition of Chestnut.
Cash and cash equivalents totaled $60.4 million as of the end of the second quarter of 2009, a decrease of $6.6 million compared to the end of the first quarter of 2009 as a result of approximately $24.7 million in net cash paid in conjunction with the acquisition of Chestnut, which closed on June 23, 2009. Cash flow from operating activities was positive for the fourth consecutive quarter, totaling $20.0 million in the second quarter of 2009.
Palmisano concluded, “These second quarter results demonstrate the excellent progress we have made to enhance our business processes and improve our operating leverage. We also closed our acquisition of Chestnut during the second quarter, adding a new platform for future revenue and earnings growth that complements our best-in-class neurovascular product portfolio and leverages the strength of our neurovascular sales channel and established customer relationships. As we head into the second half of the year, we will remain focused on achieving revenue growth at or above market growth rates, sustained profitability and cash generation.”
Sales Review
By product segment, peripheral vascular net product sales increased 2% versus the prior year quarter and 5% on a constant currency basis. Excluding atherectomy, peripheral vascular sales increased 13% on a constant currency basis. Neurovascular net sales increased 21% versus the prior year quarter and 28% on a constant currency basis. Product sales from recently acquired Chestnut were insignificant.
On a geographic basis, ev3 U.S. net product sales increased approximately 3% versus the prior year quarter. International net sales increased 15% versus the prior year quarter and 28% on a constant currency basis. Changes in foreign currency exchange rates had negative impact of approximately $4.5 million on net sales compared to the second quarter of the prior year.
An investor presentation summarizing the company’s second quarter 2009 results is available at http://ir.ev3.net.
Outlook
The Company has increased its fiscal year 2009 net sales guidance to a range of $435 to $445 million, from its previously issued guidance range of $420 to $430 million. The 2009 guidance includes anticipated net sales of $4 to $5 million from the Chestnut acquisition and compares to $402.2 million of product sales in 2008. Net product sales growth on a constant currency basis is expected to be approximately 11% to 13%. Foreign currency exchange rate fluctuations are expected to negatively impact revenue growth by 2% to 3% in 2009. ev3 increased non-GAAP adjusted earnings per share to a range of $0.47 to $0.53 per diluted share from its previously issued guidance range of $0.40 to $0.45 per diluted share, based on approximately 108.6 million of average outstanding shares. ev3’s adjusted net earnings per share guidance excludes estimated amortization expense of approximately $24.7 million, inclusive of amortization relating to Chestnut of approximately $3.1 million, non-cash stock-based compensation of approximately $14.3 million, accounting charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $4.9 million, vacant leased facilities reserve expense of $3.4 million, gain on the divestiture of non-strategic investment assets of $4.1 million, and a tax benefit of $19.0 million resulting from the purchase accounting for the acquisition of Chestnut.
The company expects third quarter 2009 net sales to be in the range of $109 to $112 million compared to $100.0 million of net product sales in the third quarter of 2008 and non-GAAP adjusted net earnings per share to be in the range of $0.09 to $0.12 per diluted share, based on approximately 111.3 million of average outstanding shares. ev3’s non-GAAP adjusted net earnings per share for the third quarter of 2009 excludes estimated amortization expense of approximately $6.5 million, inclusive of amortization relating to Chestnut of approximately $1.4 million, non-cash stock-based compensation of approximately $3.4 million and accounting charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $2.3 million.
Earnings Call Information
ev3 will host a conference call today, July 28, 2009, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to review its results of operations for the second quarter of 2009 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 888-679-8040 (U.S.) or 617-213-4851 (International). The participant passcode is 31069484.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 80793229. The audio replay will be available beginning at 10:30 a.m. Central Time on Tuesday, July 28, 2009 until Tuesday, August 4, 2009.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing innovative, breakthrough and clinically proven technologies and solutions for the treatment of peripheral vascular and neurovascular diseases. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils and flow diversion devices, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at www.ev3.net.
ev3, the ev3 logo, Axium, Onyx, Solitaire, Pipeline and Alligator are trademarks of ev3 Inc. and its subsidiaries, registered in the U.S. and other countries. All other trademarks and trade names referred to in this press release are the property of their respective owners.

Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, ev3’s ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and effect of regulatory actions. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of net sales by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2009	2008	2009	2008
Sales
Product sales	$109,086	$101,509	$209,481	$196,559
Research collaboration	—	6,208	—	12,415

Net sales	109,086	107,717	209,481	208,974

Operating expenses:
Product cost of goods sold (a)	30,478	34,290	61,466	66,260
Research collaboration	—	1,899	—	3,547
Sales, general and administrative (a)	54,961	65,936	110,609	125,764
Research and development (a)	12,310	14,054	23,888	25,780
Amortization of intangible assets	5,814	7,941	11,642	16,184
Contingent consideration	196	—	196	—
Intangible asset impairment	—	10,459	—	10,459

Total operating expenses	103,759	134,579	207,801	247,994

Income (loss) from operations	5,327	(26,862)	1,680	(39,020)

Other expense (income):
Gain on investments, net	(5)	(400)	(4,072)	(400)
Interest expense (income), net	222	85	435	(356)
Other (income) expense, net	(711)	345	1,497	(2,087)

Income (loss) before income taxes	5,821	(26,892)	3,820	(36,177)

Income tax (benefit) expense	(18,168)	530	(18,360)	1,015

Net income (loss)	$23,989	$(27,422)	$22,180	$(37,192)

Earnings per share:
Net income (loss) per common share:
Basic	$0.23	$(0.26)	$0.21	$(0.36)

Diluted	$0.23	$(0.26)	$0.21	$(0.36)

Weighted average common shares outstanding:
Basic	105,763,801	104,247,782	105,403,406	104,176,206

Diluted	106,314,906	104,247,782	105,687,023	104,176,206

(a) Includes stock-based compensation charges of:
Product cost of goods sold	$237	$179	$481	$476
Sales, general and administrative	3,016	3,443	6,114	7,036
Research and development	360	270	728	1,111

	$3,613	$3,892	$7,323	$8,623

ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	July 5,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$60,356	$59,652
Accounts receivable, less allowance of $8,302 and $8,098, respectively	77,178	72,814
Inventories, net	45,455	47,687
Prepaid expenses and other assets	6,597	6,970

Total current assets	189,586	187,123
Restricted cash	3,438	1,531
Property and equipment, net	27,343	30,681
Goodwill	367,311	315,654
Other intangible assets, net	267,621	185,292
Other assets	615	383

Total assets	$855,914	$720,664

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$19,293	$15,657
Accrued compensation and benefits	24,020	29,547
Accrued liabilities	22,788	19,744
Current portion of long-term debt	2,500	2,500

Total current liabilities	68,601	67,448

Long-term debt	5,208	6,458
Other long-term liabilities	56,182	6,217

Total liabilities	129,991	80,123

Stockholders’ equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding as of July 5, 2009 and December 31, 2008	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, shares issued and outstanding: 112,063,008 shares as of July 5, 2009 and 105,822,444 shares as of December 31, 2008	1,121	1,058
Additional paid in capital	1,819,703	1,756,832
Accumulated deficit	(1,094,481)	(1,116,661)
Accumulated other comprehensive loss	(420)	(688)

Total stockholders’ equity	725,923	640,541

Total liabilities and stockholders’ equity	$855,914	$720,664

ev3 Inc.

SELECTED NET SALES INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	July 5,	June 29,		July 5,	June 29,
NET SALES BY SEGMENT	2009	2008	% change	2009	2008	% change
Peripheral vascular
Atherectomy	$22,109	$24,932	-11%	$40,417	$47,632	-15%
Stents	29,659	27,128	9%	57,833	51,160	13%
Thrombectomy and embolic protection	7,914	7,097	12%	15,961	13,052	22%
Procedural support and other	12,331	11,633	6%	24,004	23,059	4%

Total peripheral vascular	72,013	70,790	2%	138,215	134,903	2%

Neurovascular
Embolic products	21,644	17,431	24%	41,191	35,295	17%
Neuro access and delivery products	15,429	13,288	16%	30,075	26,361	14%

Total neurovascular	37,073	30,719	21%	71,266	61,656	16%

Research collaboration	—	6,208	-100%	—	12,415	-100%

Total company	$109,086	$107,717	1%	$209,481	$208,974	0%

	For the Three Months Ended			For the Six Months Ended
	July 5,	June 29,		July 5,	June 29,
NET SALES BY GEOGRAPHY	2009	2008	% change	2009	2008	% change
United States	$67,695	$71,869	-6%	$129,349	$138,321	-6%
International	41,391	35,848	15%	80,132	70,653	13%

Total net sales	$109,086	$107,717	1%	$209,481	$208,974	0%

ev3 Inc.

NON-GAAP FINANCIAL MEASURES
To supplement ev3’s consolidated financial statements prepared in accordance with GAAP, ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the tables below. In addition, an explanation of the manner in which ev3’s management uses these non-GAAP measures to conduct and evaluate its business, the economic substance behind management’s decision to use these non-GAAP measures, the substantive reasons why management believes that these non-GAAP measures provide useful information to investors, the material limitations associated with the use of these non-GAAP measures and the manner in which management compensates for those limitations is included following the reconciliation tables below.
ev3 Inc.
RECONCILIATION OF NET SALES TO
NON-GAAP NET SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	July 5, 2009			June 29, 2008
		Foreign				% change
		exchange	Net sales		% change	on a
		impact as	on a		of net	constant
	Net sales, as	compared to	constant	Net sales, as	sales, as	currency
	reported	prior period	currency basis	reported	reported	basis
Net product sales
Peripheral vascular
Atherectomy	$22,109	$193	$22,302	$24,932	-11%	-11%
Stents	29,659	1,338	30,997	27,128	9%	14%
Thrombectomy and embolic protection	7,914	338	8,252	7,097	12%	16%
Procedural support and other	12,331	401	12,732	11,633	6%	9%

Total peripheral vascular	72,013	2,270	74,283	70,790	2%	5%

Neurovascular
Embolic products	21,644	1,374	23,018	17,431	24%	32%
Neuro access and delivery products	15,429	896	16,325	13,288	16%	23%

Total neurovascular	37,073	2,270	39,343	30,719	21%	28%
Total net product sales	109,086	4,540	113,626	101,509	7%	12%
Research collaboration	—	—	—	6,208	-100%	-100%

Total net sales	$109,086	$4,540	$113,626	$107,717	1%	5%

ev3 Inc.
RECONCILIATION OF PERIPHERAL VASCULAR NET SALES TO
NON-GAAP LEGACY PERIPHERAL VASCULAR NET PRODUCT SALES ON A CONSTANT CURRENCY
BASIS AND
NON-GAAP TOTAL LEGACY NET PRODUCT SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	July 5, 2009			June 29, 2008
		Foreign				% change
		exchange	Net sales		% change	on a
		impact as	on a		of net	constant
	Net sales, as	compared	constant currency	Net sales, as	sales,	currency
	reported	to prior period	basis	reported	as reported	basis
Peripheral vascular segment net sales, as reported	$72,013	$2,270	$74,283	$70,790	2%	5%
Atherectomy	22,109	193	22,302	24,932	-11%	-11%

Legacy peripheral vascular net sales (non-GAAP)	49,904	2,077	51,981	45,858	9%	13%
Neurovascular net sales	37,073	2,270	39,343	30,719	21%	28%

Total legacy net product sales (non-GAAP)	$86,977	$4,347	$91,324	$76,577	14%	19%

ev3 Inc.
RECONCILIATION OF NET SALES BY GEOGRAPHY TO
NON-GAAP NET SALES BY GEOGRAPHY ON A CONSTANT CURRENCY BASIS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	July 5, 2009			June 29, 2008
		Foreign
		exchange	Net sales		% change	% change
		impact as	on a		of net	on a
	Net sales, as	compared to	constant	Net sales, as	sales, as	constant currency
	reported	prior period	currency basis	reported	reported	basis

United States	$67,695	$—	$67,695	$71,869	-6%	-6%
International	41,391	4,540	45,931	35,848	15%	28%

Total net sales	$109,086	$4,540	$113,626	$107,717	1%	5%

ev3 Inc.
RECONCILIATION OF U.S. NET SALES TO
NON-GAAP U.S. NET PRODUCT SALES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	July 5,	June 29,		July 5,	June 29,
	2009	2008	% change	2009	2008	% change
U.S. net sales, as reported	$67,695	$71,869	-6%	$129,349	$138,321	-6%
Research collaboration	—	(6,208)	-100%	—	(12,415)	-100%

U.S. net product sales (non-GAAP)	$67,695	$65,661	3%	$129,349	$125,906	3%

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) TO
NET INCOME (LOSS), EXCLUDING NON-CASH TAX BENEFIT FROM ACQUISITIONS AND
NON-GAAP ADJUSTED NET INCOME (LOSS)
(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2009	2008	2009	2008
Net income (loss), as reported	$23,989	$(27,422)	$22,180	$(37,192)
Non-cash tax benefit from acquisitions	(18,998)	—	(18,998)	—

Net income (loss), excluding non-cash tax benefit from acquisitions	4,991	(27,422)	3,182	(37,192)
Amortization expense	5,814	7,941	11,642	16,184
Stock-based compensation	3,613	3,892	7,323	8,623
Contingent consideration	196	—	196	—
Intangible asset impairment	—	10,459	—	10,459
FoxHollow lease reserve adjustment	—	—	3,421	—
Realized gain on investments	—	—	(4,081)	—

Non-GAAP adjusted net income (loss)	$14,614	$(5,130)	$21,683	$(1,926)

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) PER COMMON SHARE TO
NET INCOME (LOSS) PER COMMON SHARE,
EXCLUDING NON-CASH TAX BENEFIT FROM ACQUISITIONS AND
NON-GAAP ADJUSTED NET EARNINGS (LOSS) PER SHARE

	For the Three Months Ended		For the Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2009	2008	2009	2008
Net income (loss) per common share, as reported	$0.23	$(0.26)	$0.21	$(0.36)
Non-cash tax benefit from acquisitions	(0.18)	—	(0.18)	—

Net income (loss) per common share, excluding non-cash tax benefit from acquisitions	0.05	(0.26)	0.03	(0.36)
Amortization expense	0.06	0.07	0.12	0.16
Stock-based compensation	0.03	0.04	0.07	0.08
Contingent consideration	—	—	—	—
Intangible asset impairment	—	0.10	—	0.10
FoxHollow lease reserve adjustment	—	—	0.03	—
Realized gain on investment	—	—	(0.04)	—

Non-GAAP adjusted net earnings (loss) per diluted share	$0.14	$(0.05)	$0.21	$(0.02)

Weighted average diluted shares outstanding	106,314,906	104,247,782	105,687,023	104,176,206

ev3 Inc.
RECONCILIATION OF ESTIMATED NET SALES TO
ESTIMATED NON-GAAP ADJUSTED NET PRODUCT SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Twelve Months Ended
		December 31,		December 31,
	December 31,	2009		2009
	2008	Estimate (Low)	% change	Estimate (High)	% change
Net sales, as reported	$422,128	$435,000	NA	$445,000	NA
Research collaboration	(19,895)	—	NA	—	NA

Net product sales	402,233	435,000	8%	445,000	11%
Estimated foreign exchange impact	(10,000)	—	NA	—	NA

Estimated non-GAAP adjusted net product sales on a constant currency basis	$392,233	$435,000	11%	$445,000	13%

ev3 Inc.
RECONCILIATION OF ESTIMATED NET EARNINGS (LOSS) PER SHARE TO
ESTIMATED NON-GAAP ADJUSTED NET EARNINGS PER SHARE
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	October 4,	October 4,	December 31,	December 31,
	2009	2009	2009	2009
	Estimate (Low)	Estimate (High)	Estimate (Low)	Estimate (High)
Estimated net earnings (loss) per share	$(0.02)	$0.01	$0.25	$0.31
Amortization expense	0.06	0.06	0.23	0.23
Stock-based compensation	0.03	0.03	0.13	0.13
Contingent consideration	0.02	0.02	0.05	0.05
FoxHollow lease reserve adjustment	—	—	0.03	0.03
Realized gain on investment	—	—	(0.04)	(0.04)
Non-cash tax benefit from acquisitions	—	—	(0.18)	(0.18)

Estimated non-GAAP adjusted net earnings per diluted share	$0.09	$0.12	$0.47	$0.53

Estimated weighted average diluted shares outstanding	111,300,000	111,300,000	108,600,000	108,600,000

Use and Economic Substance of Non-GAAP Financial Measures Used by ev3 and Usefulness of Such Non-GAAP Financial Measures to Investors
ev3 uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, dispositions, non-recurring, unusual or infrequent charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in ev3’s business, assess the performance of ev3’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Additionally, ev3’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets.
ev3 believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by ev3’s management for its financial and operational decision-making and allows investors to see ev3’s results “through the eyes” of management. ev3 also believes that providing this information better enables ev3’s investors to understand ev3’s operating performance and evaluate the methodology used by ev3’s management to evaluate and measure such performance. ev3’s management believes that non-GAAP financial measures are useful to investors to evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Because ev3 historically has reported some of these non-GAAP results to the investment community, management also believes that the disclosure of these non-GAAP measures provides consistency in ev3’s financial reporting and facilitates investors’ understanding of ev3’s historic operating trends by providing an additional basis for comparisons to prior periods.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this release and the reasons for excluding each of these individual items:
•	Foreign exchange impact and estimated foreign exchange impact. The impact of foreign exchange rates is highly variable and difficult to predict. The foreign exchange impact is the impact from foreign exchange rates on current period sales compared to prior period sales using the prior period’s foreign exchange rates. Estimated foreign exchange impact is the estimated impact of foreign exchange rates on future net sales compared to prior period net sales using estimated future period foreign exchange rates. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding changes in foreign exchange rates from ev3’s net sales.

•	Atherectomy net product sales. In the fourth fiscal quarter 2007, ev3 acquired FoxHollow Technologies, Inc. (FoxHollow). Prior to this acquisition, ev3 did not recognize any atherectomy net sales. In addition to disclosing net sales and growth rates that are determined in accordance with GAAP, ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s legacy peripheral vascular segment business management has found and investors may find it useful to consider the impact of excluding atherectomy net product sales from ev3’s peripheral vascular net product sales and ev3’s total net product sales.

•	Research collaboration revenue. As a result of ev3’s FoxHollow acquisition, ev3 was engaged in a research collaboration with Merck & Co., Inc. (Merck). Prior to ev3’s acquisition of FoxHollow, ev3 did not recognize any research collaboration revenue. This research collaboration was terminated by Merck effective in July 2008. ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding research collaboration revenue from ev3’s net sales.

•	Intangible asset impairment. During the second quarter 2008, as a result of the termination of ev3’s research collaboration with Merck, ev3 recorded an asset impairment charge of $10.5 million to write-off the remaining carrying value of the related Merck intangible asset that was established at the time of ev3’s acquisition of FoxHollow. In addition to disclosing net income that is determined in accordance with GAAP, ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $10.5 million research collaboration asset impairment charges recorded by ev3 in the second quarter 2008.

•	FoxHollow lease reserve adjustment. In the first fiscal quarter 2009, ev3 recorded an adjustment to its lease reserve for leases acquired in connection with the FoxHollow acquisition. This reserve adjustment is not indicative of ev3’s ongoing operating performance and therefore ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $3.4 million lease reserve adjustment recorded by ev3 in the first fiscal quarter 2009.

•	Realized gain on non-strategic investment assets. In the first fiscal quarter 2009, ev3 recorded a gain of $4.1 million on the sale of certain non-strategic investment assets. This gain is a one-time item and is not indicative of ev3’s ongoing operating performance and in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $4.1 million gain on non-strategic investment assets recorded by ev3 in the first fiscal quarter 2009.

•	Contingent consideration. In the second fiscal quarter 2009, ev3 acquired Chestnut Medical Technologies, Inc. (Chestnut). Under the terms of the agreement and plan of merger with Chestnut, ev3 made an initial closing payment in the amount of $79.4 million. In addition to the initial closing payment, ev3 may be obligated to make an additional milestone payment of up to $75 million if the FDA issues a letter granting pre-market approval for the commercialization of Chestnut’s Pipeline Embolization Device in the United States pursuant to an indication to treat intracranial aneurysms on or before December 31, 2012. ev3 remeasures the contingent consideration to fair value at each reporting date until the contingency is resolved. The changes in fair value are recognized in ev3’s consolidated statements of operations. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider excluding the impact of the accounting charge related to contingent consideration of approximately $200,000 recorded by ev3 in the second fiscal quarter 2009.

•	Non-cash tax benefit from acquisitions. As a result of ev3’s acquisition of Chestnut, ev3 recorded a non-cash one-time tax benefit of $19.0 million in the second fiscal quarter 2009. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider excluding the impact of the tax benefit from the Chestnut acquisition recorded by ev3 in the second fiscal quarter 2009.

•	Non-cash stock-based compensation. ev3 excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand the application of SFAS 123R and its impact on ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.

•	Amortization expense. ev3 excludes amortization expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which ev3 Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP. Some of the limitations associated with ev3’s use of these non-GAAP financial measures are:

•	Items such as amortization expense and stock-based compensation do not directly affect ev3’s cash flow position; however, such items reflect economic costs to ev3 and are not reflected in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share,” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

•	Items such as the FoxHollow lease reserve adjustment and realized gain on non-strategic investment assets are unusual items that do not reflect ev3’s regular business activities. The effect of the lease reserve adjustment and the income associated with the sale of the non-strategic investment assets is not included in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share.” However, these items nonetheless involve economic costs that are not reflected in the non-GAAP measures.

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than ev3, limiting the usefulness of those measures for comparative purposes.

•	ev3’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures ev3 uses.
ev3 compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. ev3 provides full disclosure of each non-GAAP financial measure ev3 uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. ev3 encourages investors to review these reconciliations. ev3 qualifies its use of non-GAAP financial measures with cautionary statements as to their limitations.
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